DARÉ BIOSCIENCE

Forward-Looking Statements & Disclaimers

This presentation is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any securities of Daré Bioscience, Inc. ("Daré" or the "Company"). This presentation discusses potential future drug and medical device products that are or will be under clinical or preclinical investigation and have not been approved for use outside of clinical or preclinical studies, as well as proprietary solutions that may be made available as compounded drugs or consumer health products that the U.S. Food and Drug Administration (FDA) does not approve. The FDA does not evaluate compounded drugs or cosmetic products for safety, effectiveness, or quality. None of the investigational products, compounded drugs or consumer health products discussed herein have been approved for marketing by the FDA or any other regulatory agency, and no representation is made as to the safety or effectiveness of any investigational product, compounded drug or consumer health product.

All statements in this presentation, other than statements of historical fact, are forward-looking statements within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terms such as "believe," "may," "will," "estimate," "continue," "anticipate," "upcoming," "design," "intend," "expect," "could," "plan," "potential," "prepare," "pursue," "seek," "should," "would," "target," "objective," "building," "near-term," or the negative of these terms and other similar expressions. Such statements include, but are not limited to, statements relating to Daré's go-to-market strategies; Daré's plans and timing for making proprietary formulations available by prescription in the U.S. as compounded drugs via Section 503B of the Federal Food, Drug, and Cosmetic Act (503B) and for launching branded consumer health products; expected timing of revenue from sales of those products; market opportunity for those products and their ability to gain market acceptance; plans and expectations with respect to Daré's product candidates, including intent to continue to pursue an FDA approval pathway for those product candidates it brings to market as compounded drugs under 503B, clinical development plans, including trial design, timelines, costs, milestones, and results, targeted indications, regulatory strategy, and FDA communications, submissions and review of applications; the clinical potential of and market opportunities for Daré's product candidates; potential strategic partnerships and third-party collaborations; expectations regarding existing collaborations, including potential payments; potential pipeline expansion; the amount and timing of Daré's receipt of funds under grant agreements and other funding awards; and potential funding and financing transactions. As used in this presentation, "first-in-category" is a forward-looking statement relating to the potential of a product candidate to represent a new category of product if it were to receive marketing approval for the indication for which it is being developed because Daré believes it would address a need in women's health that is not being met by existing FDA-approved products. Forward-looking statements reflect management's estimates and expectations based on current information and involve risks, uncertainties and assumptions that may cause Daré's actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, without limitation, risks and uncertainties related to: Daré's ability to raise additional capital when and as needed to fund operations and execute its business strategy; Daré's dependence on grants and other financial awards from governmental entities and a private foundation; Daré's ability to maintain compliance with Nasdaq's continued listing requirements and continue to have its common stock listed on The Nasdaq Capital Market; Daré's inexperience, as a company, in and lack of infrastructure for commercializing products; Daré's reliance on 503B-registered outsourcing facilities, dispensing pharmacies, telehealth providers, and other third parties to bring proprietary solutions to market as compounded drugs or as consumer health products and facilitate access to such products and the risk that those third parties do not perform as expected; the risk that the FDA could stop permitting 503B-registered outsourcing facilities to compound the drug substances in the proprietary formulations Daré intends to bring or brings to market; the degree of market demand and acceptance for the products Daré brings to market; developments by competitors that make Daré's products less competitive or obsolete; shifts in consumer spending or behavior; Daré's reliance on third parties to manufacture and conduct clinical trials and preclinical studies of its product candidates and commercialize XACIATO® (clindamycin phosphate) vaginal gel 2% and future FDA-approved products, if any; Daré's ability to develop, obtain FDA or foreign regulatory approval for, and commercialize its product candidates and to do so on communicated timelines; failure or delay in starting, conducting and completing clinical trials of a product candidate and the inherent uncertainty of outcomes of clinical trials; the risk that the current regulatory pathway known as the FDA's 505(b)(2) pathway for drug product approval in the U.S. is not available for a product candidate as Daré anticipates; Daré's ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré's and its licensors' ability to obtain and maintain sufficient intellectual property protection; the coverage, pricing and reimbursement that XACIATO and any future product obtains from third-party payors; product recalls; governmental investigations, actions or proceedings; litigation and legal proceedings, including product liability or intellectual property claims and actions; cybersecurity incidents or similar events that compromise Daré's technology systems and/or significantly disrupt Daré's business or those of third parties on which it relies; changes in laws and regulations that impact the pharmaceutical and health care industries, or changes in enforcement policies; the effects of macroeconomic conditions, geopolitical events, and major changes and disruptions in U.S. government policies and operations; and those risks and uncertainties described under the heading "Risk Factors" in Daré's most recent annual report on Form 10-K filed with the Securities and Exchange Commission. All forward-looking statements are current only as of the date of this presentation. Daré does not undertake any obligation to update any forward-looking statement in this presentation to reflect new information, future developments or otherwise, except as required by law.

This presentation includes market size and growth data and estimates and other industry information published by independent third parties or based on management's review of such information, management's knowledge of the industry and good faith estimates of management. This market and industry data and information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although Daré believes the third-party sources are reliable as of their respective dates, Daré cannot guarantee the accuracy or completeness of this information and has not independently verified this information. Projections, assumptions and estimates of the future performance of the industry in which Daré operates and market size and opportunities for product candidates Daré develops and products Daré brings to market are necessarily subject to a high degree of uncertainty and risk. These and other factors could cause results to differ materially from those expressed in the data and estimates made by the independent parties and by Daré.

DARE TO PUSH WOMEN'S HEALTH FORWARD

Bioscience that’s 100% for her.



Investment Highlights

Exclusive Focus on Women's Health

Purpose-built portfolio addressing large, underserved markets across women's health.

Commercial Launch

Revenue expected from product sales in 2026 with the goal of becoming profitable as product sales scale

Development-Driven Growth Strategy

Advancing diversified pipeline of late- and mid-stage programs toward multiple near-term inflection points

Clinical and Evidence-Based Solutions

Leveraging fastest eligible pathways to market: 503B compounding, FDA approval and non-prescription

>$75M Non-Dilutive Funding Awarded Since 2018

Development supported by grants from Gates Foundation, ARPA-H and NIH

Dare for Her
at Every Stage of Life



PLAY

Confidence and freedom to live life your way.



PLAN

Empowering your choices for today and tomorrow.



SUPPORT

Care that supports you and the life you're building.



RECLAIM

Solutions to help you feel like yourself again.



FIGHT

Innovations to help you thrive and take on what's next.

Science-driven solutions for women. | Because *every stage* matters.

Pipeline Focused on Supporting Every Woman at Every Stage

Women's health is not a single condition. It is a lifelong healthcare journey affecting every woman, at every stage of life.

DARE to RESTORE™

Designed to maintain a healthy vaginal microbiome

Commercial Launch June 2026[1]



DARE to PLAY™

Designed for her sexual experience

Rx Dispensing Summer 2026[1]



DARE to RECLAIM™

Designed to help her keep living her best life

503B Launch 2027[1]



DARE to PLAN™

Designed for her contraception needs

Ovaprene Phase 3; Topline Data 2027[1]



DARE to FIGHT™

Designed to treat vaginal infections



DARE to SUPPORT™

Designed to support her pregnancy



1. Timing represents Daré's plans and expectations.

Why Women's Health, *Why Now?*

That is Not a Niche.
That is a Significant Market Opportunity.

27%

of all blockbuster pharmaceutical products are women's health drugs[1]

80%

of all U.S. healthcare purchasing decisions are made by women[2]



SEXUAL HEALTH*

~70 million

U.S. women experience some form of sexual dysfunction, including low desire, arousal and orgasm[3]



MENOPAUSE*

~51 million

U.S. women experience menopausal symptoms that may benefit from treatment[4]



CONTRACEPTION*

~43 million

U.S. women use hormonal contraception, and 1 in 3 report side effects[5,6]



HPV*

~6 million

U.S. women acquire a carcinogenic HPV strain annually[7]

1. IQVIA Monthly Global MIDAS $ Const-Exchng (MNF) 2013 – 2022
2. McKinsey & Company, February 14, 2022, Unlocking Opportunities in Women's Healthcare
3. Laumann et al., JAMA 1999
4. North American Menopause Society (70–80% symptomatic women) and U.S. Census population estimates
5. CDC National Survey of Family Growth (NSFG), 2019–2023
6. CDC National Survey of Family Growth; Guttmacher Institute, Contraceptive Use in the United States; KFF Women's Health Survey (2022)
7. CDC, Human Papillomavirus (HPV) and Cancer Fact Sheets

* Daré products and product candidates address segments of these market categories. Please see slide 26 for addressable markets

Significant Non-Dilutive Funding From Leading Institutions

Over $75 Million Awarded to Date Validates Approach and Need

Gates Foundation

Committed **$2.5 billion through 2030** to advance women's health research and innovation

$60M+

AWARDED TO DARÉ

Ovaprene, DARE-LARC1, DARE-NHC (contraception)

ARPA-H

Sprint for Women's Health investing **>$100M** in 24 women's health innovations

$10M

AWARDED TO DARÉ

DARE-HPV (100% funded Phase 2 trial)

NIH / NICHD

NIH-wide initiative to advance women's health research, expanding funding opportunities

$5M+

AWARDED TO DARÉ

DARE-PTB1 (preterm birth), DARE-LARC1, DARE-HPV, DARE-PTB2

DARÉ BIOSCIENCE

Data Driven Development. Not Just Another Online Compounder.

Built on Science, Clinical Evidence, FDA Development and Product Quality

01 Clinical Development

- Conducting clinical studies
- Generates proprietary clinical data
- Advances regulatory pathways

02 Proprietary Products

- Novel formulations and technologies
- Intellectual property portfolio
- Assets being developed for FDA approval

03 Commercial Platform

- DARE Health Hub
- Telehealth access
- Direct patient engagement
- Product fulfillment

Most online compounders distribute products. Daré develops them.

A Commercial Company with a

Purpose-Built Women's Health Product Ecosystem



DARE TO RESTORE™

Flora Sync LF5™

Non-hormonal probiotic vaginal capsule designed to restore microbiome balance and support lasting comfort

Commercial Launch Targeted June 2026

- Available without a prescription
- Vaginal capsule formulated with *Limosilactobacillus fermentum* LF5
- Clinically studied and backed by over 30 years of probiotic research

96% of women achieved vaginal microbiome balance within 3 days[1]

90% maintained a balanced vaginal microbiome at 2 weeks[1]


DARE TO RESTORE™
BY DARÉ BIOSCIENCE
FLORA SYNC LF5™
Probiotic Vaginal Capsules
with Limosilactobacillus fermentum
Restores balance in the vaginal microbiome. Helps maintain natural moisture balance for vaginal comfort and odor freshness.
6 capsules
326 mg each
Vaginal route of administration

1. Based on a single-blind, randomized controlled clinical trial of 100 women published in Frontiers in Microbiology (2024)

DARE TO PLAY™

Sildenafil Cream*

Proprietary topical formulation of the active ingredient in an erectile dysfunction drug (Viagra®)

Prescriptions Dispensing Targeted Summer 2026

Prescribers Already Writing and Patients Engaging

- No FDA-approved treatments for female sexual arousal disorder
- Phase 2b study demonstrated statistically significant arousal improvement in the target Phase 3 population (post-hoc analysis)[1]
- Demonstrated minimal systemic exposure and was well tolerated by exposed users and their sexual partners in the Phase 2b study[2]

To be available as a 503B compounded product, while working to advance through 505(b)(2) NDA pathway


DARE
DARE
DARE
DARE
to
PLAY™
Sildenafil Cream, 3.6%
Powered by DermaFlux® Absorption Technology
NET WT. 30g

1. Johnson, et al. Obstetrics & Gynecology. 144(2):p 144-152, August 2024.
2. Thurman, et al. The Journal of Sexual Medicine. 2024 Sep 3;21(9):793-799.

*This is a compounded drug. It is not FDA approved. DARE to PLAY Sildenafil Cream will be manufactured in a 503B outsourcing facility under pharmaceutical Good Manufacturing Practice (GMP). The FDA does not evaluate compounded drug products for safety, efficacy, or quality.

Turning Clinical Relationships Into Commercial Momentum

Years of product development have created trusted relationships with the providers most likely to adopt new women's health solutions

Clinical Relationships Built Through Development

- Long-standing engagement with OBGYNs and women's health specialists
- Established network of investigators and key opinion leaders
- Ongoing presence at major women's health conferences

Commercial Advantage

- Existing provider awareness prior to launch
- Opportunity to accelerate adoption through trusted provider channels
- Expanding product portfolio increases provider engagement

Integrated Commercial Platform Designed for Scalable Growth

Driving patient acquisition, engagement, and portfolio expansion through a unified women's health ecosystem

Provider Relationships

- OBGYN and women's health specialist engagement
- Product recommendations and office-based awareness
- Trusted clinical channel

Digital Marketing

- Consumer awareness campaigns
- Targeted patient acquisition
- Scalable demand generation

A Unified Women's Health Ecosystem

Telehealth Infrastructure

- Convenient patient access
- Prescription evaluation
- National reach

DARE Health Hub

- Central patient destination
- Fulfillment and engagement
- Multi-product platform

DARE Health Hub:
Direct-to-Patient Growth Engine

Central Commercial Platform

- Product education
- Telehealth access
- Prescription fulfillment
- Patient engagement
- Product cross-selling


DARE HEALTH HUB
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DARE Health Hub
Products built by biotech,
designed for her.
Easily register or log in to manage
prescriptions, update personal information,
and shop with confidence.
Together, let's put women's health first.
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DARE
to
PLAY™
NET WT. 30g

Development Pipeline

Robust development strategy to continue to fuel commercial product portfolio



DARE to PLAN™

Ovaprene: Investigational Hormone-Free Monthly Intravaginal Contraceptive

Ongoing Phase 3 Study with Topline Data Expected 2027[1]

Hormone-Free: Unique dual action MOA (spermiostatic & barrier), no hormonal safety concerns

- 86% - 91% expected typical use effectiveness[2,3]
- Convenience of a monthly ring form
- Immediate return to fertility; inserted and removed without a provider



Physical Barrier [2]
3D, knitted polymer barrier to ***physically block*** *the passage of sperm*
Spermiostatic Environment [2]
A silicone ring releasing hormone-free ferrous gluconate to chemically ***impede sperm motility***.

Potential to be First FDA-Approved Monthly, Hormone-Free Contraceptive

1. Timing represents Daré's plans and expectations
2. Mauck, et al. Contraception, Vol. 132, April 2024
3. Mauck C., Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444

DARE-HPV^

Investigational Antiviral Vaginal Insert For Persistent High-Risk HPV Infection

Phase 2 Study Commenced May 2026[1]

A proprietary fixed-dose formulation of **lopinavir and ritonavir[2] in a soft gel vaginal insert**

- Majority of women achieved **no dysplasia and undetectable HPV** after 12 weeks in a pilot study[3]
- **Awarded up to $10M in non-dilutive funding** to advance clinical development and Phase 2 execution[4]

Persistent HPV infection is the primary cause of cervical cancer

Potential to be first FDA-Approved pharmacologic treatment for persistent high-risk HPV



^505(b)(2) regulatory pathway anticipated.
1. Timing represents Daré's plans and expectations
2. Lopinavir and ritonavir are the active pharmaceutical ingredients in the FDA-approved drug Kaletra® for the treatment of HIV-1 infection.
3. Hampson, et al. "A Single-Arm, Proof-of-Concept Trial of Lopimune (Lopinavir/Ritonavir) as a Treatment for HPV-Related Pre-Invasive Cervical Disease." PLoS One. 2016 Jan 29.
4. $9.0 million received to date

DARE-HRT1

Monthly Hormone Therapy for Menopause Symptoms

Phase 3-Enabling Activities Underway

A proprietary intravaginal ring designed to continuously deliver bio-identical estradiol and progesterone over 28 days

- Statistically significant improvements in hot flashes, night sweats, vaginal symptoms, and quality of life measures in Phase 1/2 study[1]
- **Potential single Phase 3 study pathway supported by FDA 505(b)(2) regulatory strategy**

Potential First Monthly Therapy for the Vasomotor Symptoms of Menopause



1. Thurman, et al. Menopause: The Journal of The North American Menopause Society, Vol. 30, No. 9, 2023

DARE-FRT1

Investigational Sustained-Release Progesterone Ring for Pregnancy Maintenance

Phase 1 Study Preparation Underway

A proprietary intravaginal ring designed to deliver bio-identical progesterone as an alternative to daily injections or vaginal gel

- Potential IND application for pregnancy maintenance, prevention or preterm birth, and luteal phase support in IVF
- **Potential single Phase 3 study pathway supported by FDA 505(b)(2) regulatory strategy**

Potential First Sustained-Release Progesterone Ring for Pregnancy Maintenance and Fertility Support



Multiple Pipeline Expansion Opportunities from Earlier Stage Programs*

Partner	Program		ESTIMATED ADDRESSABLE MARKET	PRE-CLINICAL	PHASE 1	PHASE 2	PHASE 3 / PIVOTAL
Australia R&D Cash Rebate	DARE-PDM1^	Vaginal diclofenac once-daily thermosetting hydrogel for pelvic pain	50% menstruating women experience dysmenorrhea			Phase 1 study completed 2023 U.S. IND preparations	
Theramex	Casea S^	18–24-month biodegradable contraceptive implant	12 million women		Phase 1 study ongoing †		
NIH National Institutes of Health	DARE 204/214^	6 & 12-month injectable etonogestrel contraceptive	12 million women		Phase 1 study preparation		
NIH National Institutes of Health *Foundation grant up to ~$49M*[1]	DARE-LARC1^	Long-acting, reversible personal contraceptive system	17 million women		Pre-IND activities		
University of Copenhagen	DARE-RH1	Male or female contraceptive target	27 million women		Hit to lead stage		
NIH National Institutes of Health	DARE-PTB2	Potential new therapeutic intervention for the prevention and treatment of idiopathic preterm birth	1 in 10 births		Pre-clinical studies		

^505(b)(2) regulatory pathway anticipated.

* Other than Casea S, we are developing these assets with the intent to seek marketing approval from the FDA. We assembled our pipeline primarily through acquisitions, in-license agreements, and other collaborations, and have royalty, milestone and other payment obligations to third-parties relating to product development and/or commercialization.

† The Phase 1 study is being conducted by FHI 360 with support from a foundation grant (ID# NCT05174884). We are not currently developing this asset but may exercise rights to do so in the U.S. under our co-development and license agreement with Theramex.

1. Total of $41.8 million received to date.

Corporate Overview



Financial Snapshot

Expected to Start Generating Product Revenue with Commercial Launch of Flora Sync LF5 in June 2026 and Upcoming Launch of DARE to PLAY in Summer 2026

~$18.5 M
Cash[1]
As of March 31, 2026

~$29 M
Market Cap
As of June 9, 2026

622 K
Trading Volume
3-month average as of June 9, 2026

~15 M
Shares Outstanding
As of May 13, 2026

1. A substantial portion of our cash and cash equivalents at March 31, 2026 represented funds received under grant agreements that may be applied solely toward direct costs for the projects funded under those grant agreements, subject to an indirect cost allowance of approximately 5% to 22%. See our Form 10-Q for the quarter ended March 31, 2026 for additional information regarding our cash and cash equivalents, our grant agreements, and our financial condition."

Management Team



Sabrina Martucci Johnson
CEO & President



David Friend, PhD
Chief Scientific Officer



MarDee Haring-Layton
Chief Accounting Officer



Jessica Hatheway
VP, Clinical Operations



Annie Thurman, MD, FACOG
Medical Director



Mark Walters
VP, Operations



Robert Charboneau
VP, Manufacturing & Supply Chain



Jennifer Kiang
VP, Corporate Affairs & Development



Christine Mauck, MD
Medical Director



Nicolas Pacelli
VP, Alliance Management & Business Development



Elizabeth Proos
VP, Product Development

Multiple Near-Term Catalysts with Potential for Meaningful Value Creation

PRODUCT / PROGRAM	GRANT-FUNDED	INFLECTION EVENT	TIMING[1]	VALUE CREATION
DARE to PLAY[2] (Sildenafil Cream)		Prescription dispensing; first product revenue	Summer 2026	Revenue; real-world data; estimated 20 million underserved women[3] with no FDA-approved treatments for female sexual arousal disorder (FSAD)
DARE to RESTORE (Flora Sync LF5™ Probiotic)		Commercial launch; product revenue	June 2026	Non-prescription commercial model; revenue
Ovaprene® (Contraceptive)	✓	Enrollment completion; topline data; partnering discussions	2026 enroll 2027 topline	Potential first non-hormonal monthly intravaginal contraceptive
DARE-HPV (HPV Therapy)	✓	Phase 2 initiation; proof-of-concept data	May 2026 Ph 2 initiation	Potential first pharmacologic HPV therapeutic; 6M+ annual U.S. cases[5]; 99% of cervical cancers HPV-caused[5]; zero competing pharmacologic treatments
DARE to RECLAIM[2] (Menopause hormone therapy IVR)		Commercial launch	2027	First monthly bio-identical estradiol + progesterone IVR in a $2.5–4.5B U.S. compounded HRT market[4]

1. Timing represents Daré's plans and expectations. See slide 2
2. Proprietary formulations made or expected to be made available for prescription fulfillment via a 503B-registered outsourcing facility partner and a licensed dispensing pharmacy with an online platform
3. US Census Bureau and population estimates based on bridged race categories released by the National Center for Health Statistics
4. TD Cowen Therapeutic Categories Outlook, February 2024. Women's Health.
5. Lewis, et al. Estimated Prevalence and Incidence of Disease – Associated Human Papillomavirus Types Among 15-59-Year-Olds in the United States. Sex Trans Dis. 2021 Apr 1

Why Daré, Why Now.

Transitioning to a Commercial-Stage Company with Two Revenue-Generating Products Launching and a Purpose Built Development Pipeline Advancing to Support Women at Every Stage of Life



Commercial Inflection Point
First product revenue expected in 2026 from Flora Sync LF5 and DARE to PLAY

Scalable Commercial Engine in Place
DARE Health Hub, telehealth infrastructure, and provider relationships support scalable growth

Late-Stage Pipeline
Multiple programs advancing toward meaningful development and regulatory milestones

Significant Non-Dilutive Capital Awarded
>$75M awarded from Gates Foundation, ARPA-H, and NIH/NICHD-supported programs

Daring to Put Her Health First™

DAREBIOSCIENCE.COM | NASDAQ: DARE

Appendix



FDA APPROVED PRODUCT: XACIATO™

(Clindamycin Phosphate) Vaginal Gel 2%

PRODUCT INFO

XACIATO [zah-she-AH-toe] (clindamycin phosphate) vaginal gel 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis (BV) in females 12 years of age and older*

- **Available nationwide via commercial collaboration with Organon;** royalties and potential milestones payable by Organon of up to $180 million.†
- **$27 million raised in royalty financings;** Daré is eligible for upside-sharing milestone payments from XOMA†
- Demonstrates validation of **partnership-driven commercialization** strategy where appropriate



*See Full Prescribing Information for the safe and effective use of XACIATO. See XACIATO selected safety information on slide 35

†100% of royalties and commercial milestone payments based on XACIATO net sales are subject to a royalty purchase agreement with XOMA (April 2024) and a royalty interest financing agreement (Dec 2023). Upon achieving a pre-specified return threshold, XOMA will make upside-sharing milestone payments to Daré representing 50% of the future payments otherwise payable to XOMA.

XACIATO™
(Clindamycin Phosphate) Vaginal Gel 2%

SELECTED SAFETY INFORMATION

- XACIATO is contraindicated in individuals with a history of hypersensitivity to clindamycin or lincomycin.
- Clostridioides difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including clindamycin, and may range in severity from mild diarrhea to fatal colitis. Careful medical history is necessary since CDAD has been reported to occur over 2 months after the administration of antibacterial agents. If CDAD is suspected or confirmed, ongoing antibacterial use not directed against C. difficile may need to be discontinued.
- Polyurethane condoms are not recommended during treatment with XACIATO or for 7 days following treatment. During this time period, polyurethane condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV and other sexually transmitted diseases. Latex or polyisoprene condoms should be used.
- XACIATO may result in the overgrowth of Candida spp. in the vagina resulting in vulvovaginal candidiasis, which may require antifungal treatment.
- The most common adverse reactions reported in >2% of patients and at a higher rate in the XACIATO group than in the placebo group were vulvovaginal candidiasis and vulvovaginal discomfort.
- XACIATO has not been studied in pregnant women. However, based on the low systemic absorption of XACIATO following the intravaginal route of administration in nonpregnant women, maternal use is not likely to result in significant fetal exposure to the drug.
- There are no data on the effect of clindamycin on milk production. The developmental and health benefits of breastfeeding should be considered along with the mother's clinical need for clindamycin and any potential adverse effects on the breastfed child from clindamycin or from the underlying maternal condition.
- Please see the Prescribing Information, Patient Information, and Instructions for Use.

Oral Sildenafil provided a compelling proof of concept for FSAD

STATISTICALLY SIGNIFICANT INCREASES IN VAGINAL PULSE AMPLITUBE (VPA)[1]

Pfizer VPA Clinical Lab Study – Oral Viagra



Mean and Maximum VPA†
Vaginal Pulse Amplitude (mV)
7
6
5
4
3
2
1
0
P=0.093
P<0.05
Mean (Erotic)
Maximum (Erotic)
Placebo
Oral Viagra®

† Twelve healthy premenopausal women were studied.

STATISTICALLY SIGNIFICANT IMPROVEMENT IN GENITAL STIMULATION (FIEI)[2]

Pfizer Clinical Field Study – Oral Viagra



Improvement on FIEI Questions†
Observed Number Improved (%)
70
60
50
40
30
20
10
0
P=0.017
P=0.015
Question 2
Question 4
Placebo
Oral Viagra®

† Question #2 – "After taking study medication, the sensation/feeling in my genital (vaginal, labia, clitoris) area during intercourse or stimulation (foreplay) seemed to be: (a) more than before, (b) less than before, or (c) unchanged."

Question #4 – "After taking the study medication, intercourse and/or foreplay was: (a) pleasant and satisfying; better than before taking the study medication, (b) unpleasant; worse than before taking study medication, (c) unchanged; no difference, or (d) pleasant; but still not like it used to be or I would like it to be."

202 postmenopausal women with FSAD who had protocol specified estradiol and free testosterone concentrations, and/or were receiving estrogen and/or androgen replacement therapy were studied.

Key Takeaways of Viagra® studies:

- Increased blood flow and clinical efficacy observed with oral sildenafil (Viagra®) in women.
- The side effect profile of the oral formulation was not optimal for women - leading to the exploration of alternative delivery options including a topical route of administration.

1. The Enhancement of Vaginal Vasocongestion by Sildenafil in Healthy Premenopausal Women. Journal of Women's Health & Gender-Based Medicine. Vol. 11, No. 4. 2002
2. Safety and Efficacy of Sildenafil Citrate for the Treatment of FSAD: A Double-Blind, Placebo Controlled Study. The Journal of Urology. Vol 170, 2333-2338, December 2003.

Path Forward for Sildenafil Cream for Treatment of FSAD

EXPLORATORY PHASE 2B CLINICAL STUDY[1]

- The **Phase 2b Clinical Study** (ID# NCT04948151) was designed to evaluate Sildenafil Cream vs. placebo over 12 weeks.
- To Daré's knowledge, this was the first study specifically evaluating a potential therapy for treatment of FSAD.
- Among the ITT population[2], which included women with only FSAD as well as those with FSAD and concomitant sexual dysfunction diagnoses or genital pain, though the Sildenafil Cream group demonstrated greater improvement in the Sexual Function Questionnaire (SFQ28) Arousal Sensation (AS) Domain scores, there were no statistically significant differences between Sildenafil Cream and placebo cream users in the co-primary and secondary efficacy endpoints.
- Post-hoc analyses showed that Sildenafil Cream **significantly improved (P=0.04) arousal sensation** (SFQ28-arousal domain patient reported outcome) and demonstrated **additional clinically meaningful benefits** in a patient population with FSAD with or without concomitant decreased desire, a subset of the ITT population[3].

CLNICAL DEVELOPMENT PLAN

- Sildenafil Cream has potential to be a **first-in-category** option with significant commercial opportunity as there currently are no FDA approved treatments for FSAD.
- Daré intends to leverage existing safety data for sildenafil to utilize the FDA's 505(b)(2) pathway to obtain marketing approval for Sildenafil Cream in the U.S.
- **Phase 3 Development Plans**
  - Two successful Phase 3 trials will be required to support a New Drug Application (NDA) submission for the treatment of FSAD.
  - Phase 3 study protocol and statistical analysis plan submission to the FDA pending review of additional feedback from FDA:
    - Patients with FSAD with or without concomitant decreased desire
    - 12-week double-blind treatment period evaluating Sildenafil Cream compared to placebo cream
    - Co-primary efficacy endpoints and secondary endpoints utilizing endpoints evaluated in the Phase 2b RESPOND study
- Discussions with FDA regarding Phase 3 endpoint assessments are ongoing. We cannot at this time reasonably predict when the study will commence.

1. The preliminary efficacy and safety results of the Phase 2b study were published in 2024 in Obstetrics & Gynecology and The Journal of Sexual Medicine. See slide 23.
2. "ITT" means intention-to-treat population. N=200 randomized participants (101 to Sildenafil Cream, 99 to placebo cream). Sildenafil Cream-assigned women and 94 placebo cream-assigned women who received at least one dose made up the ITT population.
3. This subset of participants was made up of 33 Sildenafil Cream-assigned women and 32 placebo cream-assigned women.

Sildenafil Cream Phase 2b in FSAD

EXPLORATORY POST-HOC ANALYSES*

- Post-hoc analyses were conducted on enrollment female sexual dysfunction diagnosis category so that **efficacy could be evaluated in the study sub-populations based on concomitant diagnoses, such that the patient population most likely to benefit from the mechanism of action of Sildenafil Cream, 3.6% could be determined for the Phase 3 program**
- When this SFQ28 AS domain efficacy assessment was performed excluding study participants with inability to orgasm and subjects suffering from vaginal pain, both indications that could have other underlying causes beyond the arousal dysfunction, **the improvement in the Sildenafil Cream, 3.6% group was above the recommended meaningful within patient change and statistically significant compared to the minimal improvement in the placebo cream group**

Post-Hoc Analysis Results from Proposed Phase 3 population: FSAD with or without concomitant decreased desire

Endpoint	Sildenafil Cream 3.6% (N=33)	Placebo Cream (N=32)	P value
	LS change (SE) from BL to Week 12	*LS change (SE) from BL to Week 12*	
SFQ28 Arousal Sensation Domain*	2.03 (0.62)	0.08 (0.71)	0.04
SFQ28 Desire Domain	1.27 (0.76)	-0.89 (0.86)	0.06
SFQ28 Orgasm Domain	1.12 (0.49)	0.18 (0.52)	0.19
FSDS-DAO – Item 3 Guilt	-0.73 (0.16)	-0.23 (0.17)	0.04
FSDS-DAO – Item 5 Stressed	-0.50 (0.16)	-0.02 (0.16)	0.04
FSDS-DAO – Item 10 Embarrassed	-0.51 (0.17)	0.00 (0.17)	0.04
FSDS-DAO – Item 14 Concerned*‡	-0.27 (0.18)	-0.12 (0.20)	0.58

LS, least squares; SE, standard error
*Co-primary endpoint.
‡Previously reported as -0.21 (0.16) / -0.22 (0.16) / 0.95. New calculations will be used for Phase 3 planning; data on file. New analysis excludes from the calculation a pre-planned Evaluation of Recall Subset (ERS) group of patients who provided patient reported outcomes via the 1-month recall instruments but did not provide data via the 24-hour recall eDiary. This ERS is excluded from the primary endpoint analysis (SFQ28-AS and FSDS-DAO #14).

*See also Johnson, et al. Obstetrics & Gynecology 144(2):p 144-152, August 2024.

Sildenafil Cream Phase 2b in FSAD

SUMMARY OF SAFETY RESULTS

Sildenafil Cream was well tolerated by exposed users and their sexual partners.

- During the 12-week double-blind dosing period, there were 78 TEAEs reported by 29 of the 99 Sildenafil Cream-assigned participants and 65 TEAEs reported by 28 of the 94 placebo cream-assigned participants (p=0.76). All TEAEs were mild or moderate in severity.
- The most common treatment-related TEAE among these participants was application site discomfort.
- There were no differences in the number of treatment-related TEAEs among Sildenafil Cream versus placebo cream users (p>0.99).
- Four Sildenafil Cream participants and three placebo cream participants discontinued the study due to TEAEs involving application site discomfort (p>0.99).
- There were 9 TEAEs reported by 7 of 91 sexual partners exposed to Sildenafil Cream versus 4 TEAEs reported by 4 of 84 sexual partners exposed to placebo cream (p=0.54).
- For the full data on adverse events, please see the publication:

Thurman, et al. Safety of topical sildenafil cream, 3.6% in a randomized, placebo-controlled trial for the treatment of female sexual arousal disorder. J Sex Med. 2024 Sep 3;21(9):793-799.

Sildenafil Cream, 3.6% Pharmacokinetic and Pharmacodynamic Studies

PHASE 1 & PHASE 2A STUDY RESULTS

Phase 1 Study of SST-6007 (Sildenafil Cream, 3.6%)[1]

Normal healthy postmenopausal women (n=20) were dosed with escalating doses of Sildenafil Cream, 3.6%, using a cross-over study design.

Sildenafil Cream had significantly lower systemic exposure compared to a 100 mg oral sildenafil dose[2]:

- Concentrations were approximately two orders of magnitude lower than that seen in men after a single 100mg oral dose.

Sildenafil Cream was well tolerated at clinically relevant doses (1-2g):

- Favorable product characteristics as self-reported by subjects
- Easy to use
- Readily absorbed

Phase 2a Study of SST-6007(Sildenafil Cream, 3.6%)[1]

- Demonstrated increased blood flow in the genital tissue compared to placebo (mean change in VPA analysis) in 31 women (pre and postmenopausal) ~30 minutes post dosing

Phase 1 Study

Parameter	Treatment Level		
	Sildenafil Citrate 50mg Cream, n=20	Sildenafil Citrate 100mg Cream, n=20	Sildenafil Citrate 200mg Cream, n=19
Cmax (ng/mL)	3.36	3.81	5.26
AUC0-t (h*ng/mL)	25.60	30.85	42.51
Tmax (hr)	3.00	2.50	2.00

THERMOGRAPHY STUDY RESULTS*

- Demonstrated **time to effect (11-15 minutes)**
- Positive cognitive arousal responses were noted
- Significantly **greater increases in genital temperature** after application of Sildenafil Cream compared to placebo cream
- Significantly **greater self-reported arousal** responses reported during Sildenafil Cream visits compared to placebo cream visits

Statistically significant greater linear slope during minutes 11-15 of the sexually explicit stimuli as compared to the placebo cream for the vestibule.

Figure 1. Clitoral temperature change during the sexually explicit film


3
2.5
2
1.5
1
0.5
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Time (minutes)
Sildenafil Cream, 3.6%
Placebo Cream
No Cream

Thermography Study Design & Methodology (N=6)[3]

Phase 1, single-dose, double-blind, placebo-controlled, 2-way crossover study evaluating the feasibility of using thermography to assess the pharmacodynamics of Sildenafil Cream, 3.6% in normal healthy women. The study required 3 visits and a follow up contact: Visit 1 (screening), Visits 2-3 (double-blind dosing) and a phone call (safety follow-up).

1. Data on file. Sildenafil Cream, 3.6% was previously known as SST-6007.
2. Nichols, et al. Br J Clin Pharmacol. 2002;53(Suppl 1):5S-12S.
3. Data on file.

* Thermography utilizes sensitive cameras capable of detecting and recording temperature variations over time. Genital temperature changes are a surrogate for genital blood flow.

Notable Publications for Daré's Sildenafil Cream, 3.6%

PUBLICATION	AUTHOR(S)	TITLE
Sexual Medicine, Volume 12, Issue 5, October 2024	Johnson, et al.	*Impact of age, race, and medication use on efficacy endpoints in a randomized controlled trial of topical sildenafil cream for the treatment of female sexual arousal disorder*
Obstetrics & Gynecology. 144(2):p 144-152, August 2024.	Johnson, et al.	*Preliminary Efficacy of Topical Sildenafil Cream for the Treatment of Female Sexual Arousal Disorder*
The Journal of Sexual Medicine. 2024 Sep 3;21(9):793-799.	Thurman, et al.	*Safety of topical sildenafil cream, 3.6% in a randomized, placebo-controlled trial for the treatment of female sexual arousal disorder*
The Journal of Sexual Medicine. 2024 Jul 26; 21(9): 787-792.	Johnson, et al.	*Comparisons and correlations of 1-month recall vs 24-hour recall in patient-reported outcomes of an exploratory, phase 2b, randomized, double-blind, placebo-controlled clinical trial of sildenafil cream, 3.6% for the treatment of female sexual arousal disorder*
The Journal of Sexual Medicine. 2023 Feb 27; 20(3):277-286	Symonds, et al.	*Symptoms and associated impact in pre- and postmenopausal women with sexual arousal disorder: a concept elicitation study*
The Journal of Sexual Medicine. 2020 Jan; 17(Suppl 1):S69.	Goldstein, et al.	*A Double-blind, Placebo-controlled, 2-Way Crossover Study Using Thermography to Assess the Pharmacodynamics of Sildenafil Cream, 3.6% in Healthy Women*

OVAPRENE®

Investigational Hormone-Free Monthly Intravaginal Contraceptive

OVAPRENE® PRE-PIVOTAL STUDY

The Ovaprene® Pre-Pivotal Postcoital Test (PCT) study met its primary endpoint.

- In **100% of women and cycles**, Ovaprene prevented the requisite number of sperm from reaching the cervix.
- A successful cycle was defined as an average of less than five (< 5) progressively motile sperm (PMS) per high-powered field (HPF) being present in the midcycle cervical mucus collected two to three hours after intercourse with Ovaprene in place.[1]
- Using a surrogate marker for contraceptive effectiveness, the PCT study showed **similar results to products that later demonstrated "typical use" contraceptive effectiveness of 86-91%***

*In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated "typical use" contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods.[2]

OVAPRENE® PRE-PIVOTAL STUDY RESULTS


Average Number of Progressively Motile Sperm
80
70
60
50
40
30
20
10
0
Mean: 27.2
Median: 23.2
n = 26
Mean: 0.5
Median: 0.0
n = 49
Primary endpoint met
Baseline PCT
Ovaprene PCT

1. Mauck, et al. Contraception, Vol. 132, April 2024
2. Mauck C., Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444
3. Del Priore, et al. Journal of Reproductive Medicine 2009; 54: 685-690

OVAPRENE®

Investigational Hormone-Free Monthly Intravaginal Contraceptive

U.S. REGULATORY STRATEGY[1]

Based on our communications to date with the FDA, if successful, we believe only this single ongoing registration study will be sufficient to support a premarket approval application submission* with the FDA.

Pivotal study design[2]

- This is a non-comparative study meaning all women will use Ovaprene – **there is no placebo**
- Target at least 2,500 cycles of exposure and at least 250 subjects completing ~12 months (13 menstrual cycles) of use

Primary objective

- Typical use pregnancy rate over 13 menstrual cycles (estimated Pearl Index)

Secondary objectives

- 13-cycle typical use cumulative pregnancy rate
- Safety, acceptability, product fit/ease of use, vaginal health

*Premarket approval (PMA) strategy; the Center for Devices and Radiological Health (CDRH) as lead review division.

Pivotal study ongoing

- Enrollment is ongoing; recruiting at five study sites supported by grant funding received in November 2024; currently anticipate enrollment will be completed in 2026.
- The study's DSMB has conducted two planned interim analyses. In Q3 2025 and in May 2026, the DSMB recommended the study continue without modification. No new safety or tolerability concerns were identified at either interim review. Most recent interim dataset: 339 subjects, ~1,800 menstrual cycles. Interim pregnancy rate (~9%) consistent with expectations from PCT study.[3]


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1. Anticipated regulatory pathway and timelines.
2. Clinicaltrials.gov ID: NCT06127199
3. The results of the PCT study and the interim results of the Phase 3 study of Ovaprene are not necessarily predictive of final results of the Phase 3 study. There is no guarantee of a successful outcome in the Phase 3 study.